Exhibit 99.1

Latch Reports Third Quarter 2021 Financial Results

•Revenue of $11.2 million, up 120% year-over-year
•Total Bookings of $96.0 million, up 181% year-over-year
•Total Booked ARR of $59.8 million, up 126% year-over-year

NEW YORK, N.Y. – November 9, 2021 -- Latch, Inc. (NASDAQ: LTCH) (“Latch” or the “Company”), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, today reported financial results for the three and nine months ended September 30, 2021.
“It was another record quarter for Latch, with 120% revenue growth year-over-year. This reflects our vast market opportunity and the fierce industry demand for our products and the experiences they deliver for real estate operators, residents, and service providers,” said Luke Schoenfelder, Latch Co-Founder, CEO, and Chairman of the Board of Directors. “As we continue to scale the business, I remain proud of our team’s ability to remain agile to meet customer demand despite unprecedented global supply chain shortages.”
Three Months Ended September 30, 2021 and 2020 Financial Highlights
$ in thousands (unaudited)

	Three months ended September 30,
	2021	2020	$ Change	% Change
Revenue	$ 11,197	$ 5,095	$ 6,102	120%
Cost of revenue	$ 11,153	$ 5,890	$ 5,263	89%
Operating expenses	$ 34,391	$ 14,657	$ 19,734	135%
Other income (expense) (1)	$ 108	$ (422)	$ 530	126%
GAAP net loss	$ (34,239)	$ (15,874)	$ (18,365)	(116%)

Nine Months Ended September 30, 2021 and 2020 Financial Highlights
$ in thousands (unaudited)

	Nine months ended September 30,
	2021	2020	$ Change	% Change
Revenue	$ 26,838	$ 10,573	$ 16,265	154%
Cost of revenue	$ 25,557	$ 12,391	$ 13,166	106%
Operating expenses	$ 88,831	$ 44,084	$ 44,747	102%
Other income (expense) (1)(2)	$ (24,861)	$ (899)	$ (23,962)	NM
GAAP net loss	$ (112,411)	$ (46,801)	$ (65,610)	(140%)

Net cash used in operations	$ (63,679)	$ (40,803)	$ (22,876)	(56%)
Cash and Cash equivalents balance (3)	$ 240,306	$ 26,364
NM: Not meaningful
(1)Other income (expense) includes income taxes.
(2)Other income (expense) for the nine months ended September 30, 2021 includes: (a) $12.6 million unfavorable change in the fair value of the derivative liabilities related to our convertible notes and warrants related to our term loan; (b) $3.7 million unfavorable change in the fair value of our private placement warrants; (c) $1.5 million loss on extinguishment of debt related to the convertible notes and warrants related to our term loan; and (d) $7.0 million interest expense primarily related to our convertible notes.
(3)During the three months ended September 30, 2021, Latch invested in marketable securities including high quality asset backed securities, commercial paper, corporate bonds and U.S. government agency debt securities. As of September 30, 2021, the estimated fair value of Latch’s marketable securities was $192.3 million.
Key Business Metrics
•Total Bookings: Total Bookings for the three months ended September 30, 2021 were $96.0 million, up 181% compared to $34.1 million for the same period in 2020.
•Booked ARR: Booked ARR for the three months ended September 30, 2021 was $59.8 million, up 126% compared to $26.4 million for the same period in 2020.
•Cumulative Booked Home Units: Cumulative Booked Home Units for the three months ended September 30, 2021 were 531,657, up 101% compared to 264,947 for the same period in 2020.
•Adjusted EBITDA: Adjusted EBITDA for the three months ended September 30, 2021 was $(26.2) million, down as compared to $(14.6) million during the same period in 2020. Please see below for a reconciliation of Adjusted EBITDA to our closest GAAP metric, net loss, as well as a discussion of why we view Adjusted EBITDA as an important metric.

Recent Business Highlights
•In the third quarter, Latch announced the new Latch M, which is its latest mortise lock built for retrofits and new construction. The product is designed to be easy to install without any added infrastructure and brings all of the benefits of the new Latch Lens to the mortise format. The updated Latch M further broadens Latch’s ability to provide more buildings of all shapes and sizes with the experience of LatchOS, our full-building operating system of software, products, and services.
•Also in the third quarter, Latch hired Lee Odess as General Manager of New Market Development to help strengthen its focus on new markets. Odess is a proven leader in the industry with nearly 20 years of experience driving sales growth, product innovation and geographic expansion for leading companies in the smart access and security space, including Lutron, Brivo, and Allegion. Immediately prior to joining Latch, he was the founder and CEO of Group337, a consulting and content firm specializing in the security, access control, and IoT space. Odess’s team of industry experts has also joined Latch, and their combined expertise will be invaluable as Latch continues to innovate and provide scalable technology solutions to its customers’ operating problems.
Financial Outlook
Latch is providing guidance for fourth quarter 2021 and updated guidance for full year 2021 as follows:
•Fourth Quarter 2021 Guidance: We expect revenue to be in the range of $11.2 million to $15.2 million, a 49% to 102% year-over-year increase. We expect Total Bookings to be in the range of $91.5 million to $101.5 million, a 102% to 124% year-over-year increase. We expect Adjusted EBITDA to be in the range of ($47.5) million to ($32.5) million.
•Full Year 2021 Guidance: We are reiterating our full year revenue guidance of $38 million to $42 million, a 111% to 133% year-over-year increase. We have updated our Total Bookings guidance from $325 million to $340 million to be in the range of $355 million to $365 million, a 115% to 121% year-over-year increase. We have updated our Adjusted EBITDA guidance from ($115) million to ($95) million to be in the range of ($105) million to ($90) million.
Quarterly Conference Call
Latch will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the quarter ended September 30, 2021. To access this call, dial (833) 562-0132 for the United States or Canada, or (661) 567-1107 for callers outside the United States or Canada, with Conference ID: 7987726. A live webcast of the conference call will be accessible from the Investor Relations section of Latch’s website at https://investors.latch.com, and a recording will be archived and accessible at https://investors.latch.com.
Additional Information
For additional information regarding Latch’s third quarter 2021 financial results that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Latch’s website at https://investors.latch.com.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. More than one in ten new apartments in the U.S. are currently being built with Latch products, serving customers in more than 43 states through its flagship full-building operating system, LatchOS. For more information, please visit https://www.latch.com.
Key Business Metrics
Latch reviews Key Business Metrics, including those detailed above, to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that will impact the future operational results of the Company. For definitions of our Key Business Metrics, see our most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). Increases or decreases in the Company’s Key Business Metrics may not correspond with increases or decreases in its revenue.
The limitations these Key Business Metrics have as an analytical tool are: (1) they might not accurately predict the Company’s future financial results, (2) the Company might not realize all or any part of the anticipated value reflected in its Total Bookings and (3) other companies, including companies in Latch’s industry, may calculate Key Business Metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with generally accepted accounting principles (“GAAP”) and to provide investors with additional information regarding our financial results, we have presented in this press release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, provision for income taxes, restructuring, one-time litigation expenses, loss on extinguishment of debt, gain or loss on change in fair value of derivative instruments and warrant liabilities, and our transaction related expenses. The most directly comparable GAAP measure is net loss. We monitor, and have presented in this press release, Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. In particular, we believe excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.
In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison.
Latch has not reconciled its Adjusted EBITDA guidance metrics to GAAP net earnings or loss because certain of the reconciling items cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2021	2020	2021	2020
Net loss	$ (34,239)	$ (15,874)	$ (112,411)	$ (46,801)
Depreciation and amortization	825	321	2,167	907
Interest (income)/expense, net	780	458	6,971	809
Income taxes	90	3	100	3
Loss on extinguishment of debt	-	-	1,469	-
Change in fair value of derivative liability	-	15	12,588	15
Change in fair value of warrant liability	(1,067)	-	3,728	-
Restructuring costs (1)	-	84	-	970
Transaction-related costs (2)	462	-	6,030	-
Litigation costs (3)	-	-	-	1,046
Stock-based compensation and warrant expense (4)	6,948	363	21,865	1,070
Adjusted EBITDA	$ (26,201)	$ (14,630)	$ (57,493)	$ (41,981)
(1) The Company initiated a restructuring plan in the first quarter of 2020 as part of its efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. The restructuring included a reduction in force involving an approximate 25% reduction in headcount, which resulted in severance and benefit costs for affected employees and other miscellaneous direct costs. These costs are primarily included within research and development, sales and marketing, and general and administrative based on the department to which the expense relates.
(2) Transaction costs related to the business combination of TS Innovation Acquisitions Corp. (“TSIA”) and Latch. These costs are included within operating expenses.
(3) Legal and settlement fees incurred in connection with non-ordinary course litigation and other disputes. These costs are included within operating expenses.
(4) Stock-based compensation and warrant expense associated with equity compensation plans including RSUs granted during the three months ended September 30, 2021 and $13.8 million related to the secondary purchase transaction during the nine months ended September 30, 2021.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of Latch’s technology and products. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the use of proceeds received in connection with the business combination with TSIA, the Company’s future products, performance, and operations, and the related benefits to shareholders, customers, and residents; and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Latch’s ability to implement business plans and changes and developments in the industry in which Latch competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Registration Statement on Form S-1 filed with the SEC on June 25, 2021 and other documents filed by Latch from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

CONTACTS:
Investors:
investors@latch.com

Media:
Angela Maglione
press@latch.com